                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION cREQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
     [_]  Preliminary proxy statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive proxy statement
     [_]  Definitive additional materials
     [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                MICROTUNE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies: _______________________________________________

               (2)  Aggregate number of securities to which transaction applies:
                    _______________________________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________

               (4)  Proposed maximum aggregate value of transaction:
                    _______________________________________________

               (5)  Total fee paid: ________________________

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid: ________________________

               (2)  Form, Schedule or Registration Statement No.: ______________

               (3)  Filing Party: ________________________

               (4)  Date Filed: ________________________

                                MICROTUNE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, APRIL 26, 2001
                        AT 3:00 P.M. DALLAS, TEXAS TIME


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Microtune, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 26, 2001 at 3:00 p.m., local time, at the Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas 75086, for the following purposes:

1. To elect three Class I directors to serve for a term of three years that expires upon the 2004 annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record of the Company's common stock at the close of business on March 12, 2001, are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

                                    FOR THE BOARD OF DIRECTORS



                                    Douglas J. Bartek
                                    Chief Executive Officer
                                    and Chairman of the Board


Plano, Texas
March 22, 2001

--------------------------------------------------------------------------------
 IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED
 IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy is solicited on behalf of the Board of Directors of Microtune, Inc. (the "Company" or "Microtune") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, April 26, 2001, at 3:00 p.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas 75086. The telephone number at that location is (972) 422-0296. The Company's headquarters are located at 2201
10th Street, Plano, Texas 75074, and the telephone number is (972) 673-1600.

These proxy solicitation materials were mailed on or about March 22, 2001, to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING
The purposes of the Annual Meeting are:

1. To elect three Class I directors to serve for a term of three years that expires upon the 2004 annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARES OUTSTANDING
Stockholders of record at the close of business on March 12, 2001 (the "Record Date"), are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 39,089,985 shares of the Company's common stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see "OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's common stock on The Nasdaq Stock Market on the Record Date was $7.4375 per share.

REVOCABILITY OF PROXIES
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

QUORUM; ABSTENTIONS; BROKER NON-VOTES
The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes are also included for purposes of determining whether a quorum of shares is present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Each share outstanding on the Record Date entitles its owner to one vote on all matters. Shares that are voted "FOR" or "AGAINST" as well as abstentions with respect to a matter are deemed to be the "Votes Cast." Directors are elected by a plurality vote; therefore, the three nominees for director who receive the most votes "FOR" will be elected, regardless of the number of votes "AGAINST" or abstentions. The other proposals described in this Proxy Statement will be approved only if they receive an affirmative vote of a majority of Votes Cast; in other words, each proposal must receive more votes "FOR" than votes "AGAINST" or abstentions.

Therefore, other than with respect to the election of directors, abstentions have the same effect as votes against each other proposal. However, since broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast, they have no effect with respect to the outcome of such votes.

VOTING AND SOLICITATION
Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive a plurality of the shares of the Company's outstanding common stock present or represented at the Annual Meeting will be elected. The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2001, will require the affirmative vote of a majority of the Votes Cast.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's director nominees; and (ii) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

This solicitation is being made by the Company and the cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company expects to engage a proxy solicitor in connection with the Annual Meeting, and anticipates that the fees of such solicitor will be between $5,000 and $10,000. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders (the "2002 Annual Meeting") must be received by the Company at its principal executive offices no later than 120 days prior to the anniversary of the date of this year's mailing, or November 21, 2001, in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the 2002 Annual Meeting.

If a stockholder intends to submit a proposal at the 2002 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to the meeting, the stockholder must do so no later than 60 days before the date of the 2002 Annual Meeting.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS
Microtune's Board of Directors is currently comprised of nine members, divided into three classes with overlapping three-year terms. As a result, a portion of Microtune's Board of Directors will be elected each year. Douglas J. Bartek, Harvey B. (Berry) Cash and Walter S. Ciciora have been designated Class I directors, and their terms expire at this Annual Meeting of Stockholders.
Martin Englmeier, John P. Norsworthy and Philippe von Stauffenberg have been designated Class II directors, and their terms expire at the 2002 Annual Meeting of Stockholders. James H. Clardy, Lawrence D. Stuart, Jr. and William P. Tai have been designated Class III directors, and their terms expire at the 2003 Annual Meeting of Stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

INFORMATION REGARDING NOMINEE DIRECTORS
Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2004. The Board of Directors has nominated DOUGLAS J. BARTEK, HARVEY B. (BERRY) CASH and WALTER S. CICIORA for election as Class I directors. Set forth below is certain information as of the Record Date regarding the nominees for Class I directors.

          NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2004

       Name               Age                  Position
       ----               ---                  --------
Douglas J. Bartek          51     Chief Executive Officer and Chairman
Harvey B. (Berry) Cash     62                  Director
Walter S. Ciciora          58                  Director


Douglas J. Bartek cofounded Microtune in May 1996 and has served as Chief Executive Officer and Chairman since that time. From April 1992 to May 1996, Mr. Bartek held various positions with Cirrus Logic, Inc., a semiconductor company, most recently as a Division President. Mr. Bartek also serves as a director of several privately held companies. Mr. Bartek holds a B.S. in electrical engineering from the University of Texas at Austin and an M.S. in engineering and computer science and an M.B.A. from Arizona State University.

Harvey B. (Berry) Cash became a director of Microtune in August 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital firm, since 1986, and is an advisor to Austin Ventures, a venture capital firm. He also currently serves on the Board of Directors of Airspan Networks, Inc., a provider of fixed wireless DSL equipment, Ciena Corporation, a designer and manufacturer of multiplexing systems for fiber optic networks, Liberte Investors Inc., an investment company, Panja, Inc., a provider of electronic information integration equipment, i2 Technologies, Inc., a provider of marketplace services, Silicon Laboratories Inc., an integrated circuit company, and several privately held companies. Mr. Cash holds a B.S. in electrical engineering from Texas A&M University and an M.B.A. from Western Michigan University.

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and an M.B.A. from the University of Chicago.

REQUIRED VOTE
Under Delaware law, the three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors law.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING OTHER DIRECTORS
Set forth below is certain information as of the Record Date regarding each other incumbent director of Microtune whose term of office continues after the Annual Meeting.

            INCUMBENT CLASS II DIRECTORS WHOSE TERM EXPIRES IN 2002

         Name                Age                  Position
         ----                ---                  --------
Martin Englmeier              49  Chief Operating Officer and Vice Chairman
John P. Norsworthy            44    Chief Technical Officer and Director
Philippe von Stauffenberg     36                  Director

Martin Englmeier joined Microtune as Vice Chairman and Managing Director of Microtune GmbH & Co. KG in January 2000 at the time of Microtune's combination with Temic Telefunken Hochfrequenztechnik GmbH ("Temic") and became Chief Operating Officer in May 2000. Since 1974, Mr. Englmeier has been with Temic and its predecessor companies, in various positions, most recently as Managing Director of Temic. Mr. Englmeier holds a Dipl. Ing. (TU) from the Technical University in Munich, Germany.

John P. Norsworthy cofounded Microtune in May 1996 and has served as Chief Technical Officer and Director since that time. From June 1991 to May 1996, Mr. Norsworthy was Vice President of Pixel Semiconductor, Inc., a semiconductor company and wholly owned subsidiary of Cirrus Logic, Inc. Mr. Norsworthy holds a B.S. in electrical engineering from the University of Illinois.

Philippe von Stauffenberg became a director of Microtune in January 2000. Mr. von Stauffenberg has been a principal of Hicks, Muse, Tate & Furst, Incorporated, a private investment firm, since January 1999.

From January 1996 to December 1998, he was the Chairman and Chief Executive Officer of Heitmann International, a technical documentation and translation company. From September 1992 to December 1995, Mr. von Stauffenberg was an associate at E.M. Warburg Pincus & Co., a private equity company. Mr. von Stauffenberg also serves on the Board of Directors of several privately held companies. Mr. von Stauffenberg holds a B.A. in economics and an M.A. in history from Harvard University and an M.B.A. from Harvard Business School.

           INCUMBENT CLASS III DIRECTORS WHOSE TERM EXPIRES IN 2003

        Name                       Age                  Position
        ----                       ---                  --------
James H. Clardy                     66                  Director
Lawrence D. Stuart, Jr.             56                  Director
William P. Tai                      38                  Director

James H. Clardy became a director of Microtune in August 1996. Mr. Clardy has been a venture partner of Austin Ventures, a venture capital firm, since January 1998. From October 1997 to January 1998, Mr. Clardy was a private consultant, and from October 1991 until October 1997, he was President of Crystal Semiconductor, a wholly owned subsidiary of Cirrus Logic, Inc. He currently serves on the Board of Directors of several privately held companies. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

Lawrence D. Stuart, Jr. became a director of Microtune in January 2000. Mr. Stuart has been a partner of Hicks, Muse, Tate & Furst, Incorporated, a private investment firm, since October 1995. From August 1989 to September 1995, Mr. Stuart was an attorney with Weil, Gotshal & Manges, LLP, most recently serving as Managing Partner of the Dallas office of that firm. Mr. Stuart also serves on the Board of Directors of Home Interiors & Gifts, Inc., a direct seller of home decorative accessories, and several privately held companies. Mr. Stuart holds a B.A. in Economics and a J.D. from Southern Methodist University.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner or managing director of Institutional Venture Partners, a venture capital firm, since July 1997. From August 1995 to February 1998, Mr. Tai served as founding Chief Executive Officer of and, until July 1999, Chairman of the Board of iAsiaWorks, Inc., an Internet solutions provider offering colocation and managed hosting services in 11 countries in Asia. From September 1991 to July 1997, Mr. Tai was affiliated with the Walden Group of Venture Capital Funds, a venture capital firm. Mr. Tai also serves on the Board of Directors of iAsiaWorks, Inc., Netergy Networks, Inc., a provider of IP telephony solutions, and Transmeta Corp., a provider of microprocessors and software for computing solutions, and several privately held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and an M.B.A. from Harvard Business School.

There are no family relationships among any of the directors, officers or key employees of Microtune.

BOARD MEETINGS AND COMMITTEES
The Board of Directors of the Company held six meetings during the year ended December 31, 2000. Each director nominee and incumbent director who served as a director during 2000 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which such director served, if any, during 2000, except that Mr. von Stauffenberg attended 50% of such meetings. The Board of Directors has a standing Audit Committee and a Compensation Committee, but does not have a standing nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee reviews Microtune's audited financial statements and accounting practices, and considers and recommends the employment of, and approves the fee arrangements with, independent auditors for both audit functions and for advisory and other consulting services. The current members of the Audit Committee are Messrs. Cash, Clardy, and Stuart. The audit committee held one meeting during 2000.

The Compensation Committee reviews and approves the compensation and benefits for Microtune's key executive officers, administers Microtune's employee benefit plans and makes recommendations to the Board of Directors regarding grants of stock options and any other incentive compensation arrangements. The current members of the Compensation Committee are Messrs. Cash and Ciciora. The Compensation Committee held two meetings and acted by written consent two times during 2000.

The Board of Directors may, from time to time, establish other committees to facilitate the management of the Company or for purposes it may deem appropriate.

None of Microtune's executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Microtune's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION
Non-employee directors are reimbursed for their reasonable travel expenses in attending meetings of Microtune's Board of Directors. Non-employee directors are eligible to receive options under Microtune's 2000 Director Option Plan. Prior to Microtune's initial public offering, its non-employee directors were also eligible to receive options under its 1996 Stock Option Plan. None of the non-employee directors received options in 2000.

                                PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2001 and seeks ratification of such appointment. Ernst & Young has audited the Company's financial statements since 1996. Fees and expenses paid to Ernst & Young LLP for 2000 were: Annual audit - $171,000; other fees - $615,000, including audit related services of $514,000 and nonaudit services of $101,000. Audit related services generally include fees for statutory audits, business acquisitions, accounting consultations and registration statements filed with the Securities and Exchange Commission. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                               OTHER INFORMATION

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the executive officers of Microtune as of March 12, 2001.

Name                             Age  Position
----                             ---  --------
Douglas J. Bartek                 51  Chief Executive Officer and Chairman
Martin Englmeier                  49  Chief Operating Officer and Vice Chairman
James A. Fontaine                 43  President
Everett (Buddy) Rogers            44  Chief Financial Officer and Vice President
                                      of Finance and Administration
John P. Norsworthy                44  Chief Technical Officer and Director

Douglas J. Bartek cofounded Microtune in May 1996 and has served as Chief Executive Officer and Chairman since that time. From April 1992 to May 1996, Mr. Bartek held various positions with Cirrus Logic, Inc., a semiconductor company, most recently as a Division President. Mr. Bartek also serves as a director of several privately held companies. Mr. Bartek holds a B.S. in electrical engineering from The University of Texas at Austin and an M.S. in engineering and computer science and an M.B.A. from Arizona State University.

Martin Englmeier joined Microtune as Vice Chairman and Managing Director of Microtune GmbH & Co. KG in January 2000 at the time of its combination with Temic and became its Chief Operating Officer in May 2000. Since 1974, Mr. Englmeier has been with Temic and its predecessor companies, in various positions, most recently as Managing Director of Temic. Mr. Englmeier holds a Dipl. Ing. (TU) from the Technical University in Munich, Germany.

James A. Fontaine joined Microtune in August 1998 as Executive Vice President of Sales and Marketing and was promoted to President in February 1999. From October 1997 to July 1998, Mr. Fontaine was President of Sentient Communications, Inc., a provider of telephone line interface solutions for the analog modem and xDSL markets, and from December 1996 to September 1997, he was a principal at The Fontaine Group & Gabriel Ventures, a provider of consulting services and funding to start-up high technology companies. From March 1995 to December 1996, Mr. Fontaine was with Cirrus Logic, Inc., a semiconductor company, in various positions, most recently as the Vice President of Marketing of Graphics Products. Mr. Fontaine holds a B.S. in electrical engineering from Marquette University.

Everett (Buddy) Rogers joined Microtune in January 1998 and has served as Vice President of Finance and Administration since that time. In January 2000, he was also named Chief Financial Officer. From January 1997 to January 1998, Mr. Rogers was Director of Finance of Cypress Semiconductor, Inc., a semiconductor company. From October 1993 to December 1996, Mr. Rogers was Division Controller of Crystal Semiconductor, Inc., a semiconductor company. Mr. Rogers holds a B.S. in business administration from Kentucky Wesleyan College and an M.B.A. in international marketing from Huron University, London, England.

John P. Norsworthy cofounded Microtune in May 1996 and has served as Chief Technical Officer and Director since that time. From June 1991 to May 1996, Mr. Norsworthy was Vice President of Pixel Semiconductor, Inc., a semiconductor company and wholly owned subsidiary of Cirrus Logic, Inc. Mr. Norsworthy holds a B.S. in electrical engineering from University of Illinois.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of Microtune's common stock as of the Record Date by:

o each person who is known by Microtune to beneficially own more than 5% of Microtune's common stock;
o the Chief Executive Officer and each of the next four most highly compensated executive officers;
o each director of Microtune; and all of the executive officers and directors of Microtune as a group.

Percentage of ownership is based on 39,089,985 shares outstanding as of the Record Date. Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding the options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

                                                                       Number of     Percentage
                                                                        Shares       of Shares
                                                           Number of  Underlying    Beneficially
                    Name and Address                        Shares     Options         Owned
---------------------------------------------------------  ---------  ----------    ------------
Thomas O. Hicks(1).......................................  8,520,416         -0-       21.8%
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court, Suite 1600
Dallas, TX 75201

George Soros (2).........................................  3,758,226         -0-        9.6%
Soros Fund Management LLC
888 Seventh Avenue
New York, NY 10106

Quantum Industrial Partners, LDC.........................  2,644,660         -0-        6.8%
Kaya Flamboyan 9
Willemstad, Curacao
Netherlands Antilles

Institutional Venture Partners VII (3)...................  2,778,668         -0-        7.1%
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park,  CA 94025

Douglas J. Bartek (4)....................................  2,881,086     299,947        8.1%
Martin Englmeier.........................................        403      38,783        *
James A. Fontaine (5)....................................    412,591     174,499        1.5%
John P. Norsworthy.......................................  1,238,000       1,117        3.2%
S. Vincent Birleson......................................    158,704      11,252        *
Thomas K. Widmer.........................................     38,924       7,408        *
Harvey B. (Berry) Cash...................................     70,000         -0-        *
Walter S. Ciciora........................................     69,333       6,000        *
James H. Clardy (6)......................................     68,000       9,333        *
Philippe von Stauffenberg................................        262         -0-        *

                                                                       Number of     Percentage
                                                                        Shares       of Shares
                                                           Number of  Underlying    Beneficially
                    Name and Address                        Shares     Options         Owned
---------------------------------------------------------  ---------  ----------    ------------
Lawrence D. Stuart, Jr...................................     11,122         -0-        *
William P. Tai (7).......................................  2,733,288         -0-        7.0%
All directors and executive officers as a group (11
 persons)................................................  7,515,247     630,695       20.5%

*  Less than 1% of the outstanding shares of common stock.
   (1) Includes (i) 38,669 shares held of record by Mr. Hicks; (ii) 6,270 shares are held of record by Mr. Hicks as the trustee of certain trusts for the benefit of Mr. Hicks' children; (iii) 357 shares held of record by HM 1-FOF Coinvestors Cayman, L.P.; (iv) 3,917,618 shares held of record by HMTF Equity Fund IV (1999) Cayman, L.P.; (v) 27,753 shares held of record by HMTF Private Equity Fund IV (1999) Cayman, L.P.; (vi) 208,568 shares held of record by Hicks, Muse PG-IV (1999), C.V.; (vii) 3,105 shares held of record by HM 4-P Coinvestors Cayman, L.P.; (viii) 11,445 shares held of record by HM 4-EN Coinvestors Cayman, L.P.; (ix) 64,034 shares held of record by HM 4-EQ Coinvestors Cayman, L.P.; (x) 6,554 shares held of record by HMEU 1-EN Coinvestors, L.P.; (xi) 49,265 shares held of record by HMEU 1-EQ Coinvestors, L.P.; (xii) 10,182 shares held of record by HMEU 1-P Coinvestors, L.P.; (xiii) 3,836,360 shares held of record by HMTF Europe Fund Cayman, L.P.; (xiv) 45,874 shares held of record by HMTF Europe Private Fund Cayman, L.P.; (xv) 283,438 shares held of record by HM PG Europe I, C.V.; (xvi) 1,266 shares held of record by TOH, Jr. Ventures, Ltd.; and (xvii) 9,658 shares of Common Stock are owned of record by TOH Investors, L.P. Mr. Hicks is the indirect general partner of each of the entities listed in
        (iii) through (xvii) above and, accordingly, may be deemed to beneficially own all or a portion of the shares of common stock owned by those entities. Mr. Hicks disclaims beneficial ownership of all shares not owned by him of record (except to the extent of any pecuniary interest therein).
   (2) Includes 2,644,660 shares held by Quantum Industrial Partners, LDC ("QIP"). Mr. Soros is the sole shareholder of QIH Management, Inc., the sole general partner of the investment advisory firm that manages QIP and may be deemed to have investment discretion over the shares held by QIP. Mr. Soros is also the Chairman of Soros Fund Management LLC, and has agreed to use his best efforts to cause QIH Management, Inc. to act at the discretion of Soros Fund Management LLC. Mr. Soros may be deemed a beneficial owner of the shares held by QIP; however, he expressly disclaims beneficial ownership of the shares held by QIP except to the extent of his pecuniary interest therein.
   (3) Represents 94,773 shares held by Institutional Venture Management VII, 2,597,061 shares held by Institutional Venture Partners VII and 86,834 shares held by IVP Founders Fund I, L.P.
   (4) Includes 2,800,000 shares of common stock outstanding held by Bartek Investments-1, Ltd., of which Mr. Bartek is the general partner.
   (5) Includes 412,591 shares of common stock outstanding held by Fontaine Family Limited Partnership, of which Mr. Fontaine is the general partner. Of these shares, 125,001 are unvested and subject to repurchase by Microtune upon the termination of Mr. Fontaine's employment with Microtune.
   (6) Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy's children, none of whom are dependents of Mr. Clardy.
   (7) Includes 94,773 shares held by Institutional Venture Management VII and 2,597,061 shares held by Institutional Venture Partners VII. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During 2000, Microtune has not been a party to, and it has no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of Microtune voting stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described under "Management" and the transactions described below. The share numbers and per share prices for the transactions described below have been adjusted to give effect to the Company's 2-for-1 stock split effected on January 18, 2000. As of August 4, 2000, all outstanding shares of Microtune preferred stock were automatically converted into shares of Microtune common stock.

Microtune believes that all transactions between it and its officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to Microtune than could be obtained from unaffiliated third parties.

On August 31, 1998, James A. Fontaine, President of Microtune, issued a promissory note to Microtune in the principle amount of $118,000 to purchase 400,000 shares of Microtune common stock. The note bears interest at 5.77%, is secured by the shares of common stock purchased and is due and payable 48 months after the date of the note. The total amount of the principal and accrued interest on the note of $89,394 was outstanding as of December 31, 2000.

In January 2000, Microtune combined with Temic (now known as Microtune GmbH & Co. KG) and its wholly owned subsidiaries and affiliated companies, by acquiring HMTF Acquisition (Bermuda), Ltd. In connection with this combination, Microtune issued 2,898,602 shares of Microtune Series E preferred stock and a warrant to acquire 1,932,402 shares of Microtune common stock to HMTF Temic/Microtune Cayman, L.P. and 419,911 shares of Microtune Series E preferred stock and a warrant to acquire 279,940 shares of Microtune common stock to TIN Vermogensverwaltungsgesellschaft. The Series E preferred stock and warrants were valued in the aggregate at $63.1 million. At the time of the combination, an affiliate of HMTF Temic/Microtune Cayman, L.P. held 833,334 shares of Microtune Series D preferred stock. At the time of Microtune's combination with Temic, Lawrence D. Stuart, Jr. and Philippe von Stauffenberg, two of Microtune's outside directors, were an officer, director and stockholder of Hicks, Muse & Co. Partners and an officer of Hicks, Muse, Tate & Furst, Limited, respectively, which entities were affiliated with HMTF Temic/Microtune Cayman, L.P. In addition, at the time of the combination, Martin Englmeier, a director and officer of Microtune, held approximately 42% of the outstanding shares of TIN, and each of Thomas K. Widmer and Barry F. Koch, each an officer of Microtune, held approximately 10% of the outstanding shares of TIN. The warrants were automatically exercised with nominal consideration paid upon the closing of Microtune's initial public offering in August 2000. In addition, Microtune entered into a Monitoring and Oversight Agreement with Hicks, Muse & Co. Partners, L.P., a Texas limited partnership and affiliate of HMTF Temic/Microtune Cayman, L.P. which agreement expired as of August 4, 2000. Under the Monitoring and Oversight Agreement, Microtune paid Hicks, Muse & Co. Partners, L.P. a fee of $117,808 for services rendered.

In January 2000, Microtune acquired the principal assets of The Tuner Company for an aggregate consideration of $1,010,000, which consisted of a cash payment of $931,000, the assumption of liabilities and the cancellation of indebtedness owed to Microtune. The Tuner Company was the exclusive distributor and representative for Temic for North America. Thomas K. Widmer, one of Microtune's executive officers, was the sole shareholder of The Tuner Company.

On December 23, 1999, Thomas K. Widmer, Vice President of Marketing of Microtune, issued a promissory note to the predecessor company of Microtune GmbH & Co. KG, in the principal amount of 1,497,680 DM ($841,996) to purchase 2,540 shares of the predecessor company, which shares were exchanged for 108,608 shares of Microtune common stock upon the closing of the combination of Microtune GmbH & Co. KG and Microtune. The note bears interest at 3%, is secured by the shares of Microtune common stock obtained by Mr. Widmer in connection with the combination, and is due and payable on the earlier to occur of December 31, 2001, or the sale of shares of Microtune common stock. The total amount of the principal and accrued interest on the note in the amount of 1,000,000 DM ($481,701) was outstanding as of December 31, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with The Nasdaq Stock Market. Such officers, directors and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on Microtune's review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e), Microtune believes that, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to Microtune's officers, directors and 10% stockholders were met.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE
The table below sets forth the compensation earned for services rendered to Microtune in all capacities for the years ended December 31, 1999 and 2000, by Microtune's Chief Executive Officer and its next four most highly compensated executive officers who earned more than $100,000 during 2000. These executives are referred to as the "named executive officers" elsewhere in this proxy statement.

                                                                                  Long-Term
                                                                                 Compensation
                                                                                    Awards
                                                                              ------------------
                                                        Annual Compensation      Securities
                                               Fiscal   -------------------   Underlying Options     All Other
          Name and Principal Position           Year    Salary        Bonus         (#)           Compensation (1)
---------------------------------------------  ------  ---------------------  ------------------  ----------------
Douglas J. Bartek............................   2000   $165,122       $ -0-       1,000,000            $ 647
  Chief Executive Officer and Chairman          1999    149,551         -0-         350,000              319

James A. Fontaine............................   2000   $157,506       $ -0-         500,000            $ 256
  President                                     1999    150,000         -0-         300,000              199

John P. Norsworthy...........................   2000   $157,506       $ -0-             -0-            $  92
  Chief Technical Officer                       1999    150,000         -0-         100,000              193

S. Vincent Birleson (2)......................   2000   $153,762       $ -0-         140,000            $ 629
  Vice President of Strategic Development       1999    149,313         -0-          60,000              603

Thomas K. Widmer (2) (3).....................   2000   $168,195       $ -0-         340,000            $ 197
  Vice President of Marketing

--------------------
(1) These amounts consist solely of reimbursement for life insurance premiums paid by Microtune for each employee.
(2) Messrs. Birleson and Widmer ceased being executive officers at the end of fiscal 2000.
(3) Mr. Widmer joined Microtune in January 2000.

                     OPTION GRANTS DURING LAST FISCAL YEAR

The following table sets forth certain information with respect to stock options granted to each of the named executive officers during the year ended December 31, 2000, including the potential realizable value over the ten-year term of the options, based on assumed, annually compounded rates of stock value appreciation. For option grants prior to Microtune's initial public offering in August 2000, the potential realizable values have been calculated using the deemed fair value of the common stock as of the date of grant. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent Microtune's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of Microtune common stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of grant to the present.

During 2000, Microtune granted options to purchase up to an aggregate of 5,771,150 shares to employees and directors. All options were granted at exercise prices equal to the fair market value of Microtune common stock as determined by the Company's Board of Directors on the date of grant. All options have a term of ten years. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of Microtune common stock. Options generally vest over five years, with 20% of the shares vesting one year after the option vesting start date and the remaining option shares vesting ratably on a monthly basis over the succeeding 48 months, unless otherwise stated below.

                                                     Individual Grants
                               ----------------------------------------------------
                                               Percent of
                                                 Total
                               Number of         Options                                Potential Realizable Value at Assumed
                               Securities       Granted to                             Annual Rates of Stock Price Appreciation
                               Underlying       Employees                                           for Option Term
                                Options          In Last     Exercise    Expiration    ----------------------------------------
          Name                  Granted        Fiscal Year   Price (1)      Date               5%                   10%
-----------------------------  ----------      -----------   ---------   ----------    ----------------------------------------
Douglas J. Bartek............   1,000,000         17.3%       $0.875      01/11/10         $4,370,041            $7,476,851
James A. Fontaine............     500,000          8.7         0.875      01/11/10          2,185,020             3,738,425
John P. Norsworthy...........         -0-          -0-           -0-           -0-                -0-                   -0-
S. Vincent Birleson (2)......     140,000          2.4         0.875      01/11/10            611,806             1,046,759
Thomas K. Widmer (3).........     340,000          5.9         0.875      01/11/10          1,485,814             2,542,129

(1) The deemed fair value of the common stock as of the date of grant of these options was $3.22 per share. There was no public market for the common stock as of the date of grant.
(2) This option vests as follows: 20,000 shares vest on each of June 21, 2001 and 2002, and 50,000 shares vest on each of June 21, 2003 and 2004.
(3) Of these options, 140,000 shares vest monthly over a five-year period, and 200,000 shares vest upon the achievement of specified goals.(3)


   Aggregate Option Exercises During the Last Fiscal Year and Fiscal Year-End
                                 Option Values

The following table sets forth information with respect to the named executive officers concerning the exercisable and unexercisable options held by them as of December 31, 2000. The "Value Realized" is based on the fair market value of Microtune common stock as quoted on the Nasdaq National Market on the trading day immediately prior to the date of exercise, less the per share exercise price, multiplied by the number of shares issued. The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on the closing price of $16.5625 per share of Microtune common stock as quoted as on the Nasdaq National Market on December 29, 2000 (the last day of trading of 2000), less the per share exercise price, multiplied by the number of shares issuable upon exercise of the options.

                                                   Number of Securities Underlying          Value of Unexercised
                                                    Unexercised Options at Fiscal          In-the-Money Options at
                           Shares                             Year-End                        Fiscal Year-End
                         Acquired on     Value     --------------------------------   --------------------------------
       Name              Exercise (#)   Realized   Exercisable        Unexercisable   Exercisable        Unexercisable
-----------------------  ------------   --------   -----------        -------------   -----------        -------------
Douglas J. Bartek......      55,000     $747,725         -0-            1,300,000     $       -0-          $20,450,000
James A. Fontaine......      35,000      485,625      71,000              694,000       1,149,313           10,984,125
John P. Norsworthy.....         -0-          -0-         -0-              100,000             -0-            1,593,750
S. Vincent Birleson....      73,346      650,947       6,668              253,306         109,605            4,046,217
Thomas K. Widmer.......         -0-          -0-      36,666              303,334         575,198            4,758,552

CHANGE OF CONTROL ARRANGEMENTS/EMPLOYMENT AGREEMENTS
Shares subject to options granted under Microtune's 1996 Stock Option Plan and 2000 Stock Plan generally vest over five years, with 20% of the shares vesting after one year and the remaining shares vesting in monthly installments over the next 48 months. In addition, the option agreements for some of the key employees provide for variations in the standard vesting and for accelerated vesting of a portion of the employees' unvested option shares if the employee is terminated without cause by the surviving corporation following a "change of control." A "change of control" is defined in the respective employee's option agreement, but typically is defined to mean the sale of all or substantially all of Microtune's assets, or the acquisition of Microtune by another entity by means of consolidation or merger pursuant to which Microtune's stockholders immediately prior to such transaction shall hold less than 50% of the voting power of the surviving corporation.

Agreement with Douglas J. Bartek. On March 23, 2000, Microtune entered into an employment agreement with Douglas J. Bartek, Chief Executive Officer and Chairman of the Board of Directors. This agreement provides for an initial term of three years and an initial base annual salary of $150,000. In addition, he is entitled to participate in employee benefit plans for which other senior executives are generally eligible. Mr. Bartek is eligible for an annual discretionary bonus as determined by Microtune's Board of Directors.

Under the terms of the employment agreement, Mr. Bartek may not terminate his employment prior to March 23, 2003, except for reasons enumerated in the agreement, including:

o a reduction in his compensation or benefits that is not part of a generally applicable reduction for all executives;
o  a material demotion in his responsibilities or duties;
o a relocation of his workplace to a place more than 50 miles from Dallas, Texas; or
o  a material breach of the agreement by Microtune.

Microtune may terminate Mr. Bartek's employment at any time with 30 days notice, but if Microtune terminates his employment without cause, or if there is constructive termination, he is entitled to receive his base annual salary for an additional 12 months plus the highest bonus paid to him in the three years prior to his termination. He is also entitled to receive any and all employee benefits for two years from the date of termination. In addition, any stock options and stock subject to repurchase rights held by him that would have vested during the 12 month salary continuation period will fully vest upon termination.

If Mr. Bartek's employment is terminated within two years of the date that Microtune experiences a change in control, as defined in the agreement, he shall be entitled to receive a lump sum severance payment equal to two times the sum of his base annual compensation plus the highest bonus paid to him in the three years prior to the change in control. All unvested stock options will immediately vest upon his termination, and he will continue to receive any and all employee benefits for 24 months. Mr. Bartek has agreed not to compete with Microtune and not to solicit Microtune customers or employees for a period of three years from the date of the termination of his employment.

Agreement with James A. Fontaine. James A. Fontaine entered into an employment agreement with Microtune on August 1, 1998. Mr. Fontaine's initial base annual salary was set at a rate of $150,000, and he is eligible for an annual discretionary bonus as determined by Microtune's Board of Directors. In addition, Mr. Fontaine agreed not to compete with Microtune for 12 months following the termination of his employment, and not to solicit Microtune customers or employees for 24 months following the termination of his employment, with limited exceptions.

Agreement with John P. Norsworthy. Under an employment agreement dated August 8, 1996, John P. Norsworthy agreed to hold the position of Founder and Chief Technical Officer of Microtune at an initial base annual salary of $150,000. Mr. Norsworthy is eligible for an annual discretionary bonus as determined by

Microtune's Board of Directors. If Mr. Norsworthy's employment is terminated by Microtune without cause prior to August 8, 2001, then the Company is obligated to continue paying Mr. Norsworthy's salary, bonus and benefits for an additional 12 months. In addition, options granted to him under Microtune's stock option plans, if any, will continue to vest during the salary continuation period. If Mr. Norsworthy's employment is terminated within two years of the date that Microtune experiences a change in control, as defined in the agreement, he shall be entitled to receive a lump sum severance payment equal to two times the sum of his base annual compensation plus the highest bonus paid to him in the three years prior to the change in control. All unvested stock options would be deemed fully vested and would be fully exercisable upon termination. He would also continue to be indemnified pursuant to Microtune's Certificate of Incorporation. Mr. Norsworthy agreed not to compete with Microtune and not to solicit Microtune's customers or employees prior to August 8, 2001.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee (the "Compensation Committee") is composed of Harvey
B. (Berry) Cash and Walter S. Ciciora, each of whom is a non-employee director. The Compensation Committee sets, reviews and administers the Company's executive compensation program. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock plans. The Compensation Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers, and reviews all stock option grants to employees.

The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to mesh executive and stockholder interest through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance.

At this time in the Company's growth, the Compensation Committee has determined that the most effective means of compensation are base salaries, annual incentive bonuses and long-term incentives through the Company's stock plans.

BASE SALARY
The base salaries of executive officers, including the Company's Chief Executive Officer, are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Compensation Committee reviews executive salaries annually and recommends to the Board of Directors salary adjustments as appropriate to reflect changes in the market conditions and individual performance and responsibility. All salary changes for executive officers are submitted for approval by the entire Board of Directors, although the Compensation Committee may grant options to such officers without Board approval. During 2000, base salaries for executive officers were increased by $10,000 to $25,000, depending on the executive officer, reflecting increases that had been approved by the Board of Directors in 1999 but not yet implemented. The base salary for the Chief Executive Officer, Douglas J. Bartek, was set at $175,000 as of April 1, 2000.

BONUS
The Company does not have an officer bonus program. Bonuses awarded to executive officers are determined based on achievement of individual and Company performance goals. No bonuses were awarded to executive officers in 2000.

STOCK OPTIONS
Under the Company's 2000 Stock Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The sizes of stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of the technology industry in which the Company competes, the Compensation Committee believes stock option grants are an effective method of incentivising executives to take a longer-term view of the Company's performance and to ensure that the executives' and the stockholders' interests are aligned.

OTHER
Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company did not match contributions in the 401(k) Plan in 2000.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Harvey B. (Berry) Cash
                              Walter S. Ciciora

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In March 2000, the Board of Directors established the Audit Committee (the "Audit Committee"). The Audit Committee is composed of Harvey B. (Berry) Cash, James H. Clardy and Lawrence D. Stuart, Jr., each of whom is a non-employee director. The Audit Committee oversees Microtune's financial reporting process on behalf of the Board of Directors, pursuant to its Charter. A copy of the Audit Committee Charter is attached to this Proxy Statement as Attachment A.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with Microtune's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of Microtune's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for 2001.

Microtune believes that each of the members of the Audit Committee is an "independent director," as defined in the rules regarding audit committees promulgated by the National Association of Securities Dealers, Inc. (the "NASD"), except as discussed below. Lawrence D. Stuart, Jr. is currently a partner at Hicks, Muse, Tate & Furst, Incorporated, a private investment firm ("HMTF"). In addition, HMTF holds more than 22% of the outstanding stock of Microtune, has two representatives on the Company's Board of Directors, and received $117,808 from Microtune in 2000 for the payment of certain fees pursuant to a Monitoring and Oversight Agreement that terminated in August 2000. Accordingly, it is possible that Mr. Stuart would not be deemed to be "independent" under the rules of the NASD. Microtune believes that Mr. Stuart's service on the Audit Committee is in the best interests of the Company and its stockholders because of Mr. Stuart's unique knowledge in financial matters that Mr. Stuart gained through his association with HMTF as well as through his activities as the managing partner of the Dallas, Texas office of the law firm of Weil, Gotshal & Manges, where he supervised other attorneys on a number of financial and corporate transactions. In addition, as a partner of the largest stockholder of Microtune, his interests in ensuring that the financial statements are accurate and the internal controls of the Company are adequate to detect fraud, errors or omissions in the financial reporting activities of the Company are strongly aligned with those of the other stockholders of the Company.

                                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


                                    Harvey B. (Berry) Cash
                                    James H. Clardy
                                    Lawrence D. Stuart, Jr.

                               PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's common stock (August 4, 2000) through December 31, 2000, with the NASDAQ Composite Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in the Company's common stock (at the initial public offering price of $16.00 per share), and in the above indices on August 4, 2000. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     Comparison of Cumulative Total Return
                            Among Microtune, Inc.,
          Nasdaq Composite Index and Philadelphia Semiconductor Index


                                    [GRAPH]

                    Assumes $100 Invested On August 4, 2000
                         Assumes Dividend Reinvestment
                         Year Ending December 31, 2000


                                                 Cumulative Total Return
                                               ----------------------------
                                               Aug. 4,             Dec. 31,
                                               2000                  2000
                                              -------              --------
Microtune, Inc.                               $100.00               $103.52
Nasdaq Composite Index                        $100.00               $ 65.23
Philadelphia Semiconductor Index              $100.00               $ 62.61

                                 OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Rene Henderson at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by April 12, 2001.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.



                                    FOR THE BOARD OF DIRECTORS



                                    Douglas J. Bartek
                                    Chief Executive Officer
                                    and Chairman of the Board


DATED: MARCH 22, 2001

                                 ATTACHMENT A
                                 ------------

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSES
The purpose of the Audit Committee of the Board of Directors of Microtune, Inc., a Delaware Corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP
The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

1. Will be an independent director; provided, that at least one member of the Audit Committee may be appointed under the Independence Exception provided in NASD Rule 4310(c)(26).

2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

RESPONSIBILITIES
The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

3. Reviewing the independent auditors' proposed audit scope, approach and independence;

4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

6. Recommending the appointment of independent auditors to the Board of Directors;

7. Reviewing fee arrangements with the independent auditors;

8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

11. Overseeing compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;
12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

15. Reviewing related party transactions for potential conflicts of interest;

16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of
    Schedule 14A; and

17. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

MEETINGS
The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

The Audit Committee will meet separately with the Company's president and separately with the Company's Chief Financial Officer at least annually to review the internal controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

MINUTES
The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

PROXY                                                                      PROXY

                                MICROTUNE, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF MICROTUNE, INC. ("MICROTUNE")

     The undersigned hereby appoints Douglas J. Bartek and Everett (Buddy) Rogers, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Microtune's common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Microtune to be held at the Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas 75086, on Thursday, April 26, 2001, at 3:00 p.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                  (Continued and to be signed on reverse side)

                                MICROTUNE, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INC. ONLY.  [X]

1.  Election of Class I Directors:
    Nominees:  01-Douglas J. Bartek
               02-Harvey B. Cash
               03-Walter S. Ciciora

FOR ALL [] WITHHOLD ALL []  FOR ALL EXCEPT* []

*For all nominees except as follows: __________________________________


2.  To vote for the ratification of Ernst & Young LLP as independent auditors.

FOR []  AGAINST []  ABSTAIN []

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT []

_______________________________   ____________
Signature                              Date

_______________________________   ____________
Signature                              Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                            YOUR VOTE IN IMPORTANT.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.